THE UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2006

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
(Exact name of registrant as specified in its charter)

Delaware	333-132232-09	30-0183252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
383 Madison Avenue New York, New York		10l79
(Address of Principal Executive Offices)		(Zip Code)

Registrants telephone number, including area code, is (212) 272-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01(c).	Financial Statements, Pro Forma Financial Information and Exhibits.
(a)	Not applicable
(b)	Not applicable
(c)	Exhibits:

Exhibit No.	Description
1.1
Terms Agreement, dated May 30, 2006, between Bear, Stearns & Co. Inc., as underwriter and Structured Asset Mortgage Investments II Inc., as depositor, relating to the Underwriting Agreement, dated March 12, 2006, between Bear, Stearns & Co. Inc., as underwriter and Structured Asset Mortgage Investments II Inc., as depositor.

Exhibit No.	Description
4
Pooling and Servicing Agreement, dated as of May 1, 2006, among Structured Asset Mortgage Investments II Inc., as depositor, EMC Mortgage Corporation, as seller, Wells Fargo Bank, National Association, as master servicer and securities administrator, and U.S. Bank National Association, as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

                    STRUCTURED ASSET MORTGAGE
                    INVESTMENTS II INC.

                    By: /s/ Baron Silverstein
                    Name: Baron Silverstein
                    Title: Vice President

Dated: November 9, 2006

EXHIBIT INDEX

Item 601 (a) of Regulation S-K Exhibit No.	Sequentially Numbered Description

1.1
Terms Agreement, dated May 30, 2006, between Bear, Stearns & Co. Inc., as underwriter and Structured Asset Mortgage Investments II Inc., as depositor, relating to the Underwriting Agreement, dated May 12, 2006, between Bear, Stearns & Co. Inc., as underwriter and Structured Asset Mortgage Investments II Inc., as depositor.

4
Pooling and Servicing Agreement, dated as of May 1, 2006, among Structured Asset Mortgage Investments II Inc., as depositor, EMC Mortgage Corporation, as seller, Wells Fargo Bank, National Association, as master servicer and securities administrator, and U.S. Bank National Association, as trustee.